Exhibit 4.1

DELHI BANK CORP.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

AUTHORIZATION FORM

(See mailing instructions below)

Name(s) exactly as set forth on your stock certificate

Additional space for name(s), if necessary

Street Address

City                   State                   Zip Code

_______-____-______	_____-________________
Social Security Number (To be completed if the stockholder is an individual. If shares are held jointly, the Social Security Number should be that of the first person listed on the stock certificate.)	Employer Identification Number (To be completed if the stockholder is not an individual.)

You must be a resident of one of the following States in order to participate in the Plan: Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Kentucky, Maryland, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Vermont, Virginia or Washington. The Plan Administrator reserves the right to make additional inquires, to require additional documentation from you, and to refuse to enroll you in the Plan.

❑	I am a legal resident of the State of ______________________________.

If you choose to participate by reinvesting the dividends paid on your shares of Delhi Bank Corp. common stock, you must enroll all your shares in the Plan.

❑	DIVIDEND REINVESTMENT. I wish to reinvest under the Plan cash dividends on all shares registered in my name.

❑	OPTIONAL CASH PURCHASES. (Minimum $25 and maximum $5,000 per calendar quarter)

(Check the option and fill in amount if you want to invest.)

❑	Cash Payment. Please buy shares with the enclosed check for $______________ payable to Delhi Bank Corp.

❑	Electronic Funds Transfer.

❑	I authorize a one time withdrawal from my account at The Delaware National Bank of Delhi to purchase shares in the amount of:

$

❑	I authorize quarterly withdrawals to be made from my account at The Delaware National Bank of Delhi in the amount of:

$	NOTE: This authorization for an automatic debit remains in effect until you give written notice to the Plan Administrator to change or terminate your quarterly withdrawal, as described in the Plan documents.)

Electronic Funds Transfer Authorization:

The Delaware National Bank of Delhi Account Number:__________________________________

Name on Account (Please Print): _______________________________________________________

I authorize Delhi Bank Corp. to withdraw the amount indicated above from my account to purchase shares of Delhi Bank Corp. common shares pursuant to the Delhi Bank Corp. Dividend Reinvestment and Optional Cash Purchase Plan by using Electronic Funds Transfer.

Authorized Signature: ________________________________________	Date: ___________________________

To the extent I have so designated, I hereby elect to participate in the Plan and authorize The Delaware National Bank of Delhi as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of Delhi Bank Corp. Common Stock. I understand that all dividends received or shares credited to my Plan account will be automatically reinvested in Delhi Bank Corp. Common Stock.

______________________________________________________*
Signature

______________________________________________________*
Signature

Date __________________________________________________

(Please sign above as name appears on reverse side. If shares are held jointly, each stockholder must sign.)

*

Under penalties of perjury, I certify (1) that the number shown above on this Authorization Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Complete this form and sign it (and enclose a voided blank check or deposit slip if you are authorizing an electronic funds transfer), and then mail it to:

Delhi Bank Corp. Dividend Reinvestment Plan c/o The Delaware National Bank of Delhi 124 Main St. Delhi, New York 13753